UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2010

EDCI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34015	26-2694280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 East 44th Street
New York, New York 10017
(Address of Principal
Executive Offices)

(646) 401-0084
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 15, 2010, EDCI Holdings, Inc. (“EDCI”) held its Annual Meeting of Stockholders, and the matters voted upon at the Annual Meeting and the results of the voting were as follows:

Proposal 1: Election of Directors

EDCI’s stockholders elected the following person nominated to serve as director, as set forth below:

Director	Expiration of Term	Votes For	Authority Withheld	Broker Non-Votes

David A. Sandberg	2013	2,588,494	451,570	2,622,686

Proposal 2: Ratification of the Appointment of Ernst & Young LLP as Auditors for 2010

EDCI’s stockholders ratified the appointment of Ernst & Young, LLP as independent auditors for 2010:

	For	Against	Abstain

R Ratification of the appointment of Ernst & Young LLP as auditors for 2010	5,612,271	48,149	2,329

Proposal 3: Stockholder Proposal: Hire an Independent Contractor to Represent the Interests of Certain Third Parties

EDCI’s stockholders rejected the stockholder proposal to hire an independent contractor to represent the interests of certain third parties:

	For	Against	Abstain	Broker Non-Votes

R Stockholder proposal to hire an independent contractor to represent the interest of certain third parties	125,706	2,908,178	6,180	2,622,686

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.

Date: June 21, 2010	By:	/s/ Kyle E. Blue
Kyle E. Blue
Treasurer